                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 24, 2001



                               USA NETWORKS, INC.
               (Exact name of Registrant as specified in charter)



         Delaware                   0-20570                   59-2712887
(State or other jurisdiction    (Commission File            (IRS Employer
of incorporation)                   Number)                 Identification No.)



              152 West 57th Street, New York, NY                   10019
            (Address of principal executive offices)             (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 314-7300

ITEM 5.           OTHER EVENTS

         This Form 8-K/A amends the Form 8-Ks filed by USA Networks, Inc. ("USA" or the "Company") on October 24, 2001 and December 17, 2001 by providing supplemental information.

         The Form 8-K filed by the Company on October 24, 2001 (the "October Form 8-K"), contained USA's internal budget for USA and each of USA's operating groups. The internal budget contained management's forecasts as of October 24, 2001 and speaks only as of that date. Exhibit 99.2 contained in the October Form 8-K is hereby supplemented by providing the following information as of October 24, 2001:

         The October internal budget showed budgeted annual operating profit as follows:

         o For USA Entertainment Group, annual budgeted operating profit of $586 million, $522 million and $613 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively; and

         o For USA Interactive Group (excluding Corporate and other), annual budgeted operating profit of $103 million, $285 million and $445 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

         The October internal budget also showed budgeted annual net income as follows:

         o For USA Entertainment Group, annual budgeted net income of $524 million, $483 million and $568 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

         o For USA Interactive Group (excluding Corporate and other), annual budgeted net income of $41 million, $176 million and $323 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

         The October internal budget also showed budgeted annual Adjusted EBITDA (as defined below) as follows:

         o For the USA Entertainment Group, annual budgeted Adjusted EBITDA of $596 million, $513 million and $613 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively; and

         o For the USA Interactive Group (excluding Corporate & other), annual budgeted Adjusted EBITDA of $373 million, $578 million and $788 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

         As used in this document, the term Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") is defined as operating profit plus (1) depreciation and amortization, (2) amortization of cable distribution fees, (3) amortization of non-cash distribution and marketing expense and (4) disengagement expenses. Adjusted EBITDA is presented here as a management tool and as a valuation methodology.

Adjusted EBITDA does not purport to represent cash provided by operating activities. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Adjusted EBITDA may not be comparable to calculations of similarly titled measures presented by other companies.

         The Form 8-K filed by the Company on December 17, 2001 (the "December Form 8-K") contained the press release of USA which announced an agreement by the Company to contribute its Entertainment Group to a joint venture to be controlled by Vivendi Universal, S.A. Upon completion of the transaction, the Company, which will be renamed USA Interactive, will be focused on integrating interactive assets across multiple lines of business. The December Form 8-K is hereby supplemented by providing the following information as of December 17, 2001:

         At December 17, 2001, the Company budgeted $243 million in operating profit and $132 million in net income for the operating businesses of USA Interactive in 2002.

         Based on its fourth quarter results, additional information regarding the state of the travel and leisure markets, and to give pro forma effect for its pending contribution of USA Entertainment to a joint venture to be controlled by Vivendi Universal, USA filed a Form 8-K on January 29, 2002 which included its revised 2002 budget and 2003 outlook from what it furnished to the SEC on October 24, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            USA NETWORKS, INC.


                                            By: /s/ Julius Genachowski
                                               ---------------------------------
                                            Name:  Julius Genachowski
                                            Title: Executive Vice President and
                                                   General Counsel

         Date: March 27, 2002





                                       3